Calculation of Filing Fee Tables
S-1
Beneficient
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock	Other	55,671,296	$ 3.1394	$ 174,774,466.66	0.0001381	$ 24,136.35
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 174,774,466.66		$ 24,136.35
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 24,136.35
			Net Fee Due:						$ 0.00
Offering Note
[1]	Represents 55,671,296 shares of Class A common stock, par value $0.001 per share (the "Class A common stock"), of Beneficient (the "Company") registered for resale by the selling holders named in this registration statement (the "Prospectus"), consisting of (i) 32,467,532 shares of Class A common stock that the Company may elect to issue and sell pursuant to the A&R SEPA (as defined in the Prospectus and such shares, the "SEPA Shares"), (ii) 4,719,101 shares of Class A common stock that may be issued upon conversion of the Promissory Notes (as defined in the Prospectus), (iii) 280,631 shares of Class A common stock issued as Commitment Fee Shares (as defined in the Prospectus) pursuant to the A&R SEPA, (iv) 165,674 shares of Class A common stock that may be issued upon exercise of the Warrants (as defined in the Prospectus) to purchase 165,674 shares of Class A common stock at an exercise price of $21.04, (v) 15,625 shares of Class A common stock issuable upon of conversion of the Series B-2 preferred stock, par value $0.001 per share, pursuant to the Mendoza Subscription Agreement (as defined in the Prospectus), (vi) 1,786 shares of Class A common stock issuable upon of conversion of the Series B-3 preferred stock, par value $0.001 per share, pursuant to the Interest Solutions Subscription Agreement (as defined in the Prospectus), (vii) 3,219 shares of Class A common stock issuable upon of conversion of the Series B-4 preferred stock, par value $0.001 per share, pursuant to the Convergency Subscription Agreement (as defined in the Prospectus), (viii) 245,305 shares of Class A common stock issuable upon conversion of the Series B-5 preferred stock, par value $0.001 per share, pursuant to the 8F Fund Subscription Agreement (as defined in the Prospectus), (ix) 5,107,787 shares of Class A common stock issuable upon conversion of the Series B-6 preferred stock, par value $0.001 per share, pursuant to the Pulse Pioneer Fund Subscription Agreement (as defined in the Prospectus), (x) 52,220 shares of Class A common stock issuable upon conversion of the Series B-7 preferred stock, par value $0.001 per share, pursuant to the Cork & Vines Fund Subscription Agreement (as defined in the Prospectus), (xi) 937,191 shares of Class A common stock issuable upon conversion of the Series B-8 common stock, par value $0.001 per share, pursuant to the Mendoza Ventures Growth Fund III Subscription Agreement (as defined in the Prospectus), (xii) 549,636 shares of Class A common stock issuable upon conversion of the B-9 preferred stock, par value $0.001 per share, pursuant to the Cork & Vines Fund B-9 Subscription Agreement (as defined in the Prospectus), (xiii) 7,047,947 shares of Class A common stock issuable upon conversion of the B-10 preferred stock, par value $0.001 per share, pursuant to the Quartus AI Subscription Agreement (as defined in the Prospectus) and (xiv) 4,077,642 shares of Class A common stock issuable upon conversion of the B-11 preferred stock, par value $0.001 per share, pursuant to the Quartus AI II Subscription Agreement (as defined in the Prospectus). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Company is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits or stock dividends. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($3.2588) and low ($3.02) prices of the shares of Class A common stock on The Nasdaq Capital Market on July 28, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Beneficient	S-1	333-292387	12/23/2025		$ 24,136.35	Equity	Class A common stock	70,764,778	$ 283,349,247.59
Fee Offset Sources	2	Beneficient	S-1	333-292387		12/23/2025						$ 24,136.35
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on December 23, 2025 (File No. 333-292387) (the "Prior Registration Statement"), that registered an aggregate of 71,017,840 shares of Class A common stock, 70,764,778 of which remain unsold (the "Unsold Securities") (as adjusted for stock splits). The Registrant hereby confirms that the Prior Registration Statement has been terminated.

Offset Note
[2]	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Unsold Securities covered by the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Unsold Securities covered by the Prior Registration Statement was pursuant to Rule 457(p) under the Securities Act, and the Registrant hereby offsets the total registration fee due under this Registration Statement of $24,136.35 from the fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date